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                                                                       Exhibit n

            Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21809) of our report dated November 16, 2005, relating to the financial statements of the Nuveen Equity Premium and Growth Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 7, 2005